ACQUISITION OF GEHL: A STRATEGIC TRANSACTION FOR MANITOU - Monday September 8, 2008 - Exhibit (a)(1)(h)

MAIN POINTS OF THE TRANSACTION
The Transaction
MANITOU has launched a friendly public tender offer for all the outstanding shares of GEHL common stock. MANITOU currently owns
14.4% of the equity of GEHL.
Nature of the Offer
Cash tender offer for $30 per share
Transaction Amount
$331m (€230m) for all diluted shares not currently owned by MANITOU
Acquisition Financing
Acquisition financed by a €210m 5-year loan and internally generated cash
Timeline
Tender offer formally commenced on September 8, 2008 and
scheduled to expire at 5pm, New York City time,
on October 20, 2008, unless extended

MANITOU AT A GLANCE
World leader in rough terrain material handling equipment with
2007 revenues of €1,260m covering a large range of products in three distinct industries: construction (52% in 2007), agriculture (23%) and industries (25%) marketed under the MANITOU® trademark
Distribution through 600 exclusive and independent dealers in
120 countries
23 subsidiaries globally including 10 production facilities
(7 in Europe, 1 in the US, 2 in China)
Approximately 2,800 employees
A history of growth and profitability
-
Between 1997 and 2007:
Sales tripled
Net income quadrupled
- Net profitability of 7.8% in 2007

GEHL AT A GLANCE
Major player in the compact equipment industry dedicated to the construction and agriculture markets with 2007 revenues of $458m and two strong trademarks - GEHL® and MUSTANG®
Extensive independent dealer network with more than 650
dealers in North America and over 100 distributors in other areas
Headquarters in West Bend, Wisconsin, two manufacturing facilities in
Yankton and Madison, South Dakota, as well as a distribution subsidiary in Europe (Germany)
Approximately 900 employees
Long-term sustained growth
-
Revenues and net profit doubled between 1997 and 2007

5 COMPREHENSIVE RANGE OF COMPACT EQUIPMENT Telescopic Handlers Compact Track Loaders All-Wheel-Steer Loaders Skid Steer Loaders Compact Excavators Asphalt Pavers

EVOLUTION OF THE STRATEGIC PARTNERSHIP WITH GEHL
SINCE 2004
(1) 14.4% as at June 30, 2008
Signing of 2 strategic agreements in July 2004
-
A symmetrical cross-selling agreement for the distribution of telescopic handers in the US
-
A licensing and manufacturing agreement allowing GEHL to produce the same models of MANITOU-designed telescopic handlers in the US
Reinforcement of these agreements with an initial 14.9%
equity investment by MANITOU in GEHL
Development of an appreciation for GEHL over the course of the four-year partnership (2004-2008) including:
-
GEHL’s growth strategy
-
The quality of its distribution networks and products
-
The professionalism of its management team and other employees
(1)

THE ACQUISITION OF GEHL: A STRATEGIC INVESTMENT
Establishment of global leadership in the rough terrain material handling equipment sector by building a presence in the US
1 1
A broader product offering with the addition of skid steer loaders where GEHL holds a strong position among market leaders
2 2
Numerous synergies driven by the optimization of purchasing, R&D, manufacturing and distribution networks
3 3

CONSOLIDATION OF WORLDWIDE LEADERSHIP IN ROUGH
TERRAIN ACTIVITIES
Creates global leader
#2 position in North America
Reaching of a critical size to serve US rental companies
Rough Terrain Equipment Sales Volume Breakdown Rough Terrain Equipment Sales Volume Breakdown
Total Market MANITOU MANITOU MANITOU + GEHL MANITOU + GEHL
Sales Volume 2007 Sales Volume 2007
Sales Volume 2007 Sales Volume 2007 Sales Volume 2007 Sales Volume 2007
Others
14%
Europe
73%
North
America
13%
North
America
2%
Others
16%
Europe
82%
North
America
40%
Europe
51%
Others
9%

EXTENSION OF PRODUCT RANGE WITH THE SKID
STEER LOADER
Complementary product to the existing MANITOU rough terrain
product line
-
Natural fit for many distritbutors, some of which are already distributing similar products
-
Similar technology requiring little investment in training of sales force or after-sales service support
Expands the tool carriers concept promoted with MANITOU’s smaller telescopic handlers
-
Versatile usage with multiple attachments
-
Increasing usage in many different applications (construction, landscaping, agriculture, industrials)
Additional source of revenue through attachments and part sales
-
Successful attachments distribution model through the
wholly-owned subsidiary CE Attachments

Rough Terrain Lifts /
Telehandlers
70%
Industrial Equipment
6%
Parts &
Accessories
11%
Aerial Work Platforms
6%
Others
7%
MANITOU MANITOU MANITOU + GEHL MANITOU + GEHL
EXTENSION OF PRODUCT RANGE WITH THE SKID
STEER LOADER
Rough Terrain Lifts /
Telehandlers
60%
Industrial
Equipment
6%
Parts &
Accessories
11%
Others
7%
Aerial Work Platforms
5%
Skid Steer Loaders
11%

NUMEROUS SYNERGIES
PURCHASING
Cost reductions for main components as a result of:
Increased volume of number of equipment (+60%)
Standardization and use of common components
RESEARCH & DEVELOPEMENT
Cost reductions linked to:
More efficient use of combined firms’ R&D resources
Economies of scale for regulatory compliance
(Tier III and Tier IV)

NUMEROUS SYNERGIES
MANUFACTURING
Implementation of manufacturing best practices
Flexibility of local production to take advantage of
market, currency and volume fluctuations
SALES AND MARKETING
Capitalize on MANITOU’s international distribution
network to accelerate sales development of GEHL®
and MUSTANG® products
Accelerate sales development in the US due to
better support and coverage
Increase sales volumes in geographic areas tied to
the US dollar pricing
Commercial synergies will accelerate the growth of GEHL
resulting in a potential doubling of revenues over the
next three to five years

FINANCIAL STRUCTURE OF THE TRANSACTION
Acquisition cost – Equity Value
-
$331m for 86.2% of GEHL’s capital valued at $30 per share
-
Representing an Equity Value of $379m for 100% of the capital
Assumption of GEHL’s financial liabilities
-
Net financial debt of $73m as at June 30, 2008
-
Liabilities related to the securitization program and financial scheme with limited recourse of approximately $250m as at June 30, 2008. This amount is reported off-balance sheet under US GAAP but should be reported on-balance sheet under IFRS
Financing the transaction
-
Multi-currency credit facility
€210m to finance the acquisition
Two revolving lines of €50m and $125m to finance ongoing operations
-
Use of MANITOU’s available cash for the balance
(1)
(1)
(1) Including stock appreciation rights and restricted stock

FINANCIAL IMPACT OF THE TRANSACTION
Accretive impact on MANITOU’s EPS
- Positive impact as early as second half of 2009
- Significant double-digit impact starting in 2010 with the benefits of realized synergies
Optimisation of the post-acquisition financial structure
- Evolution from a net cash position to a controlled use of debt
- Net financial debt estimated between 2.0x and 2.2x EBITDA at closing
(approximately 1.1x to 1.3x excluding the impact of the securitization and limited recourse programs)
- Planned substitution of securitization and limited recourse programs by off-balance sheet structure in line with industry practices

TIMING AND DESCRIPTION OF THE TRANSACTION
A Two-Step Process
First-step all-cash tender offer followed by a second-step merger that results in MANITOU owning 100% of GEHL
Tender offer scheduled to expire at 5pm, New York City time, on October
20, 2008, unless extended
Offer subject to conditions specified in Offer to Purchase, including:
–
Tender of shares that, together with current 14.4% equity holdings of
MANITOU, equal at least 66-2/3% of the GEHL shares on a fully diluted basis (after taking into account the cash-out of options and restricted stock in connection with the completion of the tender offer)
+ one share
–
Regulatory clearances from antitrust authorities
Offer to Purchase mailed to GEHL shareholders on September 8, 2008
Second-step merger expected to close no later than 90 days after completion of tender offer

IN CONCLUSION: A PROMISING STRATEGIC INVESTMENT
A strong level of complementary activities in terms of regions / products
Comparable business models
Significant potential synergies
Implementation of a financial strategy with a leverage impact
An acceletation of the sales and profitability development of MANITOU

17 ADDITIONAL INFORMATION ON GEHL

18 GEHL SHARE PRICE EVOLUTION Source: Factset (In $) 0 5 10 15 20 25 30 35 40 45 5-Sep-03 5-Sep-04 5-Sep-05 5-Sep-06 5-Sep-07 5-Sep-08 Gehl Share Price

GEHL KEY FINANCIALS
(In $ m)
2002 2003 2004 2005 2006 2007
LTM
June 2008
Revenue $232.6 $244.4 $325.2 $447.0 $486.2 $457.6 $400.3
% Growth -3.3% +5.1% +33.1% +37.4% +8.8% -5.9% -12.5%
5.2 4.9 21.7 38.8 46.1 43.6 29.1
% Margin 2.2% 2.0% 6.7% 8.7% 9.5% 9.5% 7.3%
1.0 2.6 14.1 22.1 28.1 24.9 14.1
Income from Operations
Net Income

NOTE TO INVESTORS
Additional Information
The tender offer described herein has commenced.  The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of GEHL. Tenedor Corporation and MANITOU have filed a Tender Offer
Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and GEHL has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Tenedor Corporation, MANITOU and GEHL intend to mail these documents to the shareholders of GEHL.
These and other documents that MANITOU and GEHL have and will file with the SEC relating to the tender offer contain and will contain important information about the tender offer and shareholders of GEHL are urged to read them carefully.
Shareholders of GEHL can obtain a free copy of these documents at http://www.manitou.com/ and http://www.gehl.com/
and the website maintained by the Securities and Exchange Commission at http://www.sec.gov/. In addition, shareholders will be able to obtain a free copy of these documents from MANITOU by contacting MANITOU’s
Information Agent, D.F. King, at (800) 967-7921 or from GEHL by contacting GEHL’s Investor Relations Department at
(262) 334-9461.
Forward Looking Statements
This press release contains forward-looking statements, including statements in connection with the tender offer and the proposed acquisition, which involve a number of risks and uncertainties. These statements are based on MANITOU’s and GEHL’s current expectations and beliefs. Actual results could differ materially from the results implied by these statements. Factors that may cause or contribute to such differences include: the risk that the conditions to the offer or the merger set forth in the merger agreement will not be satisfied, changes in both companies’ businesses during the period between now and the closing, developments in obtaining regulatory approvals for the transaction; and difficulties that MANITOU may suffer in connection with its plans for financing the tender offer and acquisition of GEHL.  Risks relating to the tender offer and merger are described in the documentation filed with the SEC by MANITOU and GEHL as referenced in the immediately preceding paragraph. Risks relating to GEHL are described in GEHL’s report on Form
10-K filed with the Securities and Exchange Commission (SEC) for the fiscal year ended December 31, 2007, and
GEHL’s reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) for subsequent quarterly periods. GEHL and MANITOU are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.